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                                   Exhibit 11




                    JONES INTERCABLE, INC. AND SUBSIDIARIES
                COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE
                FOR THE YEARS ENDED MAY 31, 1994, 1993 AND 1992
                                  (Unaudited)

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
                                                                  For the Years Ended May 31,
                                                     -----------------------------------------------------
                                                         1994                  1993                1992
                                                     -----------           -----------           ---------
                                                              (In Thousands, Except Per Share Data)
Consolidated Net Income (Loss):
  As Reported                                        $   (25,277)          $  (56,790)           $   19,579
  Adjusted for interest on
    convertible debentures,
    net of tax                                             1,453                1,460                 1,514
                                                     -----------           ----------            ----------
     As Adjusted                                     $   (23,824)          $  (55,330)           $   21,093
                                                     ===========           ==========            ==========

Weighted Average Shares Outstanding:
  As Reported                                             17,662               14,277                12,294
  Assumed conversion of convertible
    debt and exercise of stock
    option plans                                           1,542                1,570                 1,534
                                                     -----------           ----------            ----------
     As Adjusted                                          19,204               15,847                13,828
                                                     ===========           ==========            ==========
Fully diluted income (loss)
  per share                                          $     (1.24)          $    (3.49)           $     1.53
                                                     ===========           ==========            ==========
Income (loss) per share as reported                  $     (1.43)          $    (3.98)           $     1.59
                                                     ===========           ==========            ==========
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